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                                                                    EXHIBIT 23.7

                                   TY BISHOP
                                   Suite 194
                           660 Preston Forest Center
                                Dallas, TX 75230





Albert L. Welsh, President
Summit Environmental Corporation, Inc.
4334 N.W. Expressway, Suite 202
Oklahoma City, OK  73116

Dear Mr. Welsh:

The undersigned consents to serve as a director of Summit Environmental Corporation, Inc. should the proposed merger between it and Summit Technologies, Inc. be approved and effected. Further, the undersigned consents to being named in Form SB-2 and Form S-4 Registration Statements filed with the Securities and Exchange Commission as a person who will so serve as a director.

                                 Sincerely,

                                 /s/ Ty Bishop

                                 Ty Bishop

Dated:  March 17, 1998





                                                                    Exhibit 23.7
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